Exhibit 10.30

July 1, 2013

Knight Capital Americas LLC

Attn: Jeffrey Wylde

320 Park Avenue, 15th Floor

New York, NY 10022

Re:	Rule 10b5-1(c) Sales Plan dated March 13, 2013

Dear Mr. Wylde:

Pursuant to paragraph 2 of the above mentioned 10b5-1 Sales Plan dated March 13, 2013, I am hereby giving written notice of termination of the plan. Please make this termination effective July 2, 2013. I understand there will be no further sales under this plan, and that I will be required to enact a new plan, if I wish to resume sales under a 10b5-1(c) plan.

Please contact me if you have any questions.

Sincerely,

David L. Hatcher

cc:	William Kelly